EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RecycleNet and subsidiaries, (the “Company”) on 10-KSB/A for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Paul Roszel President, and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 14, 2005	/s/ Paul Roszel
Paul Roszel
President, Chief Executive Officer